Exhibit 99.5

AT THE COMPANY James W. Christmas Chairman and CEO (713) 877-8006 FOR IMMEDIATE RELEASE: April 4, 2005	AT FINANCIAL RELATIONS BOARD Marilynn Meek — General Info (212) 827-3773 Susan Garland — Analysts (212) 827-3775

KCS ENERGY, INC. PROVIDES HEDGING UPDATE

HOUSTON, TX, April 4, 2005 — KCS Energy, Inc. (NYSE: KCS) today provided an update on its oil and gas hedge position as of March 31, 2005.

James W. Christmas, Chairman and Chief Executive Officer, said, “We have continued our disciplined approach of layering in a series of derivative contracts, a program designed to limit exposure to downside price movements while continuing to allow significant participation in increasing prices. Since our last report on hedges, we have increased our hedges for the last nine months of 2005 by 40% and for 2006 by 30%. In addition, we have begun to hedge volumes for the first quarter of 2007. While it is impossible to pick tops and bottoms, our program of layering in hedges over time has enabled us to capture much of the recent commodity price increases, and to lock in a portion of our future volumes at these higher prices.

“As of March 31, 2005, we had hedge positions for the balance of 2005 covering 15 Bcf at prices ranging from $5.15 to $8.48 per Mcf and 277,000 bbls of oil at prices ranging from $33.99 to $52.90. For 2006, we have 10 Bcf of gas production hedged at prices ranging from $6.28 to 8.68 per Mcf and 48,000 bbls of oil at prices ranging from $44.66 to $47.98. In addition, with the close of the first quarter of 2005, we have started to hedge the first quarter of 2007, with one Bcf of 2007 natural gas production hedged at an average price of $7.29 per Mcf. We plan to continue our disciplined approach of layering in additional hedges throughout the year.”

The Company’s hedge positions at March 31, 2005 are summarized in the following table.

	Type Hedge	Amount	Price
2ND Qtr. 2005	Gas - Swap	51,648 MMBTU/day	$6.48
	- Collar	5,000 MMBTU/day	$5.50/$7.61
	Oil - Swap	1,099 BOPD	$43.39

3RD Qtr. 2005	Gas - Swap	45,272 MMBTU/day	$6.82
	- Collar	5,000 MMBTU/day	$5.50/$7.61
	Oil - Swap	1,130 BOPD	$43.18

4TH Qtr. 2005	Gas - Swap	40,217 MMBTU/day	$7.45
	Gas - Collar	5,000 MMBTU/day	$5.50/$7.61
	Oil - Swap	796 BOPD	$40.31

2006	Gas - Swap	24,301 MMBTU/day	$7.13
	Gas - Collar	1,233 MMBTU/day	$6.75/$8.25
	Oil - Swap	132 BOPD	$46.18

1ST Qtr. 2007	Gas - Swap	10,000 MMBTU/day	$7.29

The swaps effectively lock in a specific NYMEX price, while the cost-free collars fix the stated floor price and allow participation up to the stated cap price. The Company has also sold “call options” giving the purchaser of the options the right to buy 10,000 MMBTU per day for each month during November 2005 through March 2006 at $8.00 per Mcf. The Company received $0.805 ($1,215,550) in consideration for conveying this option.

In addition to the referenced hedges, the Company will deliver 10.1 MMCFEPD in the remainder of 2005 and 8.7 MMCFEPD in January 2006 under the production payment sold in 2001, and amortize the associated deferred revenue at the weighted average discounted price received in 2001 of approximately $4.05 per MCFE.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays and difficulties in developing currently owned properties, the failure of exploratory drilling to result in commercial wells, delays due to the limited availability of drilling equipment and personnel, fluctuation in oil and gas prices, general economic conditions and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission.

KCS is an independent energy company engaged in the acquisition, exploration, development and production of natural gas and crude oil with operations in the Mid-Continent and Gulf Coast regions. For more information on KCS Energy, Inc., please visit the Company’s web site at http://www.kcsenergy.com

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5555 San Felipe, Sutie 1200, Houston, TX 77056